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                                                                    Exhibit 10.7

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") made this 10th day of September, 2001, is entered into by Applix, Inc., a Massachusetts corporation with its principal place of business at 112 Turnpike Road, Westboro, MA 01581 (the "Company"), and David C. Mahoney (the "Consultant").

     In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. SERVICES. The Consultant agrees to perform such consulting services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, providing consulting services related to strategic corporate alternatives.

     2. TERM AND TERMINATION. The Consultant shall perform services under this Agreement for a term that commenced on or about June 1, 2001 and shall continue until the consummation of a sale or merger of the Company, provided that either party may terminate this Agreement at any time by providing written notice to the other party. In the event of termination, the Consultant shall be entitled to payment for expenses paid or incurred prior to the effective date of termination in accordance with the terms of this agreement. Such payments shall constitute full settlement of any and all claims of the Consultant against the Company with respect to this Agreement.

     3. COMPENSATION. As compensation for the Consultant's performance of services under this Agreement, the Company shall issue to the Consultant, within 30 days after the date of this Agreement, 35,000 shares of the Company's common stock, $.0025 par value per share. Such shares shall be issued under the Company's 1994 Equity Incentive Plan. The Company shall also reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month.

     4. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     5. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including without limitation the Consulting Agreement dated June 7, 2001 (and the Company shall not be obligated to issue any shares of common stock to the Consultant under such superseded Agreement). This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

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     6.   GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     8. ENFORCEABILITY. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                             APPLIX, INC.

                                             By: /s/ Edward Terino
                                                --------------------------------
                                             Title: CFO


                                             CONSULTANT

                                                /s/ David C. Mahoney
                                             -----------------------------------
                                             David C. Mahoney


                                      -2-
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                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (the "Agreement"), dated March 29, 2003 is entered into by Applix, Inc., a Massachusetts corporation with its principal place of business at 289 Turnpike Road, Westborough, MA 01581 (the "Company"), and David C. Mahoney (the "Consultant").

     WHEREAS, the Company and the Consultant entered into a Consulting Agreement (the "Consulting Agreement"), dated September 10, 2001, and

     WHEREAS, the Consultant ceased performing consulting services pursuant to the Consulting Agreement as of April 19, 2002 (the "Effective Date"),

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. TERMINATION OF CONSULTING AGREEMENT. The parties hereby agree that, in accordance with the terms of the Consulting Agreement, the Consulting Agreement shall be terminated effective as of the Effective Date. The parties agree that there are no outstanding expenses or other obligations between the parties relating to the Consultant's provision of service pursuant to the Consulting Agreement. Each of the Consultant and the Company now and forever hereby waive any and all claims that such party may have or will have, relating to the Consulting Agreement.

     2. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     3. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year set forth above.


                                             APPLIX, INC.

                                             By: /s/ John Loewenberg
                                             ---------------------------------
                                             Title: Chairman


                                             CONSULTANT

                                                /s/ David C. Mahoney
                                             -----------------------------------
                                             David C. Mahoney